STAMP	Exhibit 3.132

Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION: Dusty Corporation

2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:     CSC Services of Nevada, Inc.

Street Address:	502 East John Street, Room E	Carson City, NV	89706
	Street No. Street Name	City	Zip

3.	SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value:              Par value:                              Number of shares without par value: 100

4.	GOVERNING BOARD: shall be styled as (check one ): X Directors Trustees

The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

Philip G. Satre	1023 Cherry Road, Memphis, TN 38117
Name	Address	City/State/Zip

Colin V. Reed	1023 Cherry Road, Memphis, TN 38117
Name	Address	City/State/Zip

5.	PURPOSE (optional – see reverse side): The purpose of the corporation shall be: Holding company to acquire stock and to engage in any lawful act or activity for which corporations may be organized.

6.	OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached .

7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)

Rebecca W. Ballou	Karen M. Ray
Name (print)	Name (print)

1023 Cherry Road, Memphis, TN 38117	1023 Cherry Road, Memphis, TN 38117
Address City/State/Zip	Address City/State/Zip

/s/ Rebecca W. Ballou	/s/ Karen M. Ray
Signature	Signature

This instrument was acknowledged before me on July 1, 1998, by	This instrument was acknowledged before me on July 1, 1998, by

Rebecca W. Ballou	Karen M. Ray
Name of Person	Name of Person

as incorporator	as incorporator

of Dusty Corporation	of Dusty Corporation
(name of party on behalf of whom instrument was executed)	(name of party on behalf of whom instrument was executed)

/s/ Susan M. Thone	/s/ Susan M. Thone
Notary Public Signature	Notary Public Signature

(affix notary stamp or seal)	(affix notary stamp or seal)

[SEAL]	My Commission Expires Feb. 23, 2000

8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I , CSC Services of Nevada Inc. hereby accept appointment as Resident Agent for the above named corporation.

By C. Wood	9-2-98
Signature of Resident Agent	Date